TECO Energy Letterhead

                                            FOR IMMEDIATE RELEASE
Contact:  Mike Mahoney
          Office: (813) 228-4271
          Home: (813) 991-6229


TAMPA ELECTRIC REGULATORY AGREEMENT RECEIVES FINAL APPROVAL

     TAMPA,  May  22, 1996 -- Tampa Electric announced today that the Florida Public Service Commission (FPSC) issued a final order on May 20, 1996 approving the agreement among Tampa Electric, the

Florida Office of Public Counsel (OPC) and the Florida Industrial

Power Users Group (FIPUG).

     This  agreement,  which  was  announced  on  March 25, 1996,

provides  for  a  base  rate  freeze  at  current  levels through

Dec. 31, 1998, a $25-million refund to customers starting Oct. 1,

1996  and  a multi-year plan for allocating revenues based on the level of Tampa Electric s earnings on utility assets.

     The  agreement  also  calls for an expeditious review of the regulatory  treatment  to  be  afforded  the company s Polk Power

Station.    Hearings  on  this matter are scheduled for the third

quarter  with  final resolution expected in the fourth quarter of this year.

     Tampa  Electric is a regulated public utility with over one-

half  million  customers in a 2,000 square mile service area that includes  nearly  all  of  Hillsborough County and parts of Polk,

Pasco  and  Pinellas  counties.   Tampa Electric is the principal

subsidiary  of  TECO  Energy,  Inc.,  an  investor-owned, energy-

related holding company also based in Tampa.

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